Exhibit 3.41
State of Mississippi
Office of the Secretary of State
Eric Clark, Secretary of State
Jackson, Mississippi
     CERTIFICATE
I, ERIC CLARK, Secretary of State of the State of Mississippi, and as such, the legal custodian of the corporate records, required by the laws of Mississippi, to be filed in my office, do hereby certify:
That on May 23, 1994, the State of Mississippi issued a Charter/Certificate of Authority to:
TERRA MISSISSIPPI HOLDINGS CORP.
That the state of incorporation is MISSISSIPPI.
That the period of duration is 99 years.
That according to the records of this office, Articles of Dissolution or a Certificate of Withdrawal have not been filed.
That according to the records of this office, a current Annual Report has been delivered to the Office of the Secretary of State.
I further certify that all fees, taxes and penalties owed to this state, as reflected in the records of the Secretary of State, have been paid and that the corporation is in existence or has authority to transact business in Mississippi.

Given under my hand and seal of office March 10, 2005
/s/ Eric Clark

ERIC CLARK
Secretary of State
Certification Number: 7007438-1 Page 1 of 1 Reference: patsy lack-tj
Verify this certificate online at http://www.sos.state.ms.us/busserv/corp/verify

EXHIBIT A
ARTICLES OF AMENDMENT
FOR
MISSISSIPPI CHEMICAL CORPORATION
1. The name of the corporation is Terra Mississippi Holdings Corp.

AMENDMENT OF THE
ARTICLES OF INCORPORATION
OF
MISSISSIPPI CHEMICAL CORPORATION
Effective December 2, 2003
By the affirmative vote, taken on December 2, 2003, of the holders of more than two-thirds of the common stock of Mississippi Chemical Corporation, Article 4(b) of said Articles is hereby amended in the following particulars:
In the second line thereof, “not less than nine (9)” is deleted and “not fewer than seven (7)” is substituted in lieu and instead thereof.
In all other respects the Articles of Incorporation shall remain in effect as written and previously filed in the Office of the Mississippi Secretary of State.

By:	/s/ Ethel Truly
Ethel Truly, Corporate Secretary

Corporate Seal

ATTACHMENT
AGREEMENT AND PLAN OF MERGER
     This Agreement and Plan of Merger is entered into as of June 28, 2000, by and between Mississippi Chemical Corporation (the “Surviving Corporation”), a Mississippi corporation, and NSI Land Corporation (the “Merging Corporation), a Delaware corporation.
     WHEREAS, the Surviving Corporation and the Merging Corporation, in consideration of mutual agreements of each corporation as set forth herein, do hereby deem it advisable and to the welfare of the Surviving Corporation and the Merging Corporation and their respective shareholders that the Merging Corporation merge into the Surviving Corporation; and
     WHEREAS, the Merging Corporation has authorized capital of 1,000 shares, par value of $1.00 per share, of which 1,000 shares are issued and outstanding (the “Shares”), and the Surviving Corporation owns one hundred percent (100%) of the Shares;
     NOW, THEREFORE, the parties hereto agree to the merger of the Merging Corporation with and into the Surviving Corporation as follows:
1.	The Merger Parties. The names and states of incorporation of the corporations proposing to merge are as follows:

NAME	STATE OF INCORPORATION

Mississippi Chemical Corporation (Parent)	Mississippi

NSI Land Corporation (Subsidiary)	Delaware
2	The Merger. On June 30, 2000, at 12:01a.m. (the “Effective Date”), in accordance with this Agreement and Plan of Merger, the provisions of the General Corporation Law of the State of Delaware (the Delaware “GCL”), and the provisions of the Mississippi Business Corporation Act (the “MBCA”), the Merging Corporation shall be merged with and into the Surviving Corporation, and the separate existence of the Merging Corporation shall cease (the “Merger”).

3.	Effect of the Merger. On the Effective Date, the Surviving Corporation shall succeed to all of the rights, privileges, immunities, franchises, assets, property, debts due, liabilities, and obligations of the Merging Corporation in accordance with the provisions of the Delaware GCL and the MBCA.

4.	Consummation of the Mergers. The Merging Corporation and the Surviving Corporation shall cause the Merger to be consummated on the Effective Date by delivering to the Secretary of State of the State of Delaware and the Secretary of State of the State of Mississippi prior to the Effective Date any and all documents required by, and executed, certified and acknowledged in accordance with, the relevant provisions of the Delaware GCL and the MBCA.

5.	Articles of Incorporation; Bylaws; Directors and Officers. The Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of the Surviving Corporation immediately prior to the Effective Date until thereafter amended as provided therein and under the MBCA. The Bylaws of the Surviving Corporation shall be the Bylaws of the Surviving Corporation immediately prior to the Effective Date until thereafter amended as provided therein and under the MBCA. The directors and officers of the Surviving Corporation shall be the directors and officers of the Surviving Corporation immediately prior to the Effective Date, in each case until their successors are elected and qualified.

6.	Cancellation of Securities. All of the Shares of the Merging Corporation are owned by the Surviving Corporation; therefore, on the Effective Date, all of the Shares shall be canceled, and no shares of the Surviving Corporation shall be issued in exchange therefor.

7.	Service of Process. The Surviving Corporation hereby agrees that it may be served with process in the State of Delaware in any proceeding for the enforcement of any obligation of the Merging Corporation, as well as for the enforcement of any obligation of the Surviving Corporation arising from the Merger, and shall irrevocably appoint the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings, and a copy of such process shall be mailed by the Secretary of State to the Surviving Corporation at the following address: P.O. Box 388, Yazoo City, Mississippi 39194-0388.

8.	Taking of Necessary Action. The Merging Corporation shall, at the Surviving Corporation’s request, take such action as may be necessary under the Delaware GCL, the MBCA, and the Agreement and Plan of Merger to effect the Merger in accordance with each of the foregoing as promptly as possible.
     IN WITNESS WHEREOF, the undersigned authorized representatives of the parties hereto have caused this Agreement and Plan of Merger to be executed as of the date first stated above.

MISSISSIPPI CHEMICAL CORPORATION		NSI LAND CORPORATION

By:	/s/ Charles O. Dunn	By:	/s/ Timothy A. Dawson

	Charles O. Dunn		Timothy A. Dawson
	President and		Vice President — Finance and
	Chief Executive Officer		Treasurer

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AGREEMENT AND PLAN OF MERGER
     This Agreement and Plan of Merger is entered into as of December 12, 2001, by and between Mississippi Chemical Corporation (the “Surviving Corporation”), a Mississippi corporation, and MCC Investments, Inc. (the “Merging Corporation), a Delaware corporation.
     WHEREAS, the Surviving Corporation and the Merging Corporation, in consideration of mutual agreements of each corporation as set forth herein, do hereby deem it advisable and to the welfare of the Surviving Corporation and the Merging Corporation and their respective shareholders that the Merging Corporation merge into the Surviving Corporation; and
     WHEREAS, the Merging Corporation has authorized capital of 1,000 shares, par value of $1.00 per share, of which 1,000 shares are issued and outstanding (the “Shares”), and the Surviving Corporation owns one hundred percent (100%) of the Shares;
     NOW, THEREFORE, the parties hereto agree to the merger of the Merging Corporation with and into the Surviving Corporation as follows:
1.	The Merger Parties. The names and states of incorporation of the corporations proposing to merge are as follows:

NAME	STATE OF INCORPORATION

Mississippi Chemical Corporation	Mississippi
(Parent)

MCC Investments, Inc.	Delaware
(Subsidiary)
2.	The Merger. On December 31, 2001, at 12:01 a.m. (the “Effective Date”), in accordance with this Agreement and Plan of Merger, the provisions of the General Corporation Law of the State of Delaware (the Delaware “GCL”). and the provisions of the Mississippi Business Corporation Act (the “MBCA”), the Merging Corporation shall be merged with and into the Surviving Corporation, and the separate existence of the Merging Corporation shall cease (the “Merger”).

3.	Effect of the Merger. On the Effective Date, the Surviving Corporation shall succeed to all of the rights, privileges, immunities, franchises, assets, property, debts due, liabilities, and obligations of the Merging Corporation in accordance with the provisions of the Delaware GCL and the MBCA.

4.	Consummation of the Mergers. The Merging Corporation and the Surviving Corporation shall cause the Merger to be consummated on the Effective Date by delivering to the Secretary of State of the State of Delaware and the Secretary of State of the State of Mississippi prior to the Effective Date any and all documents required by, and executed, certified and acknowledged in accordance with, the relevant provisions of the Delaware GCL and the MBCA.

5.	Articles of Incorporation; Bylaws; Directors and Officers. The Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of the Surviving Corporation immediately prior to the Effective Date until thereafter amended as provided therein and under the MBCA. The Bylaws of the Surviving Corporation shall be the Bylaws of the Surviving Corporation immediately prior to the Effective Date until thereafter amended as provided therein and under the MBCA. The directors and officers of the Surviving Corporation shall be the directors and officers of the Surviving Corporation immediately prior to the Effective Date, in each case until their successors are elected and qualified.

6.	Cancellation of Securities. All of the Shares of the Merging Corporation are owned by the Surviving Corporation; therefore, on the Effective Date, all of the Shares shall be canceled, and no shares of the Surviving Corporation shall be issued in exchange therefor.

7.	Service of Process. The Surviving Corporation hereby agrees that it may be served with process in the State of Delaware in any proceeding for the enforcement of any obligation of the Merging Corporation, as well as for the enforcement of any obligation of the Surviving Corporation arising from the Merger, and shall irrevocably appoint the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings, and a copy of such process shall be mailed by the Secretary of State to the Surviving Corporation at the following address: P.O. Box 388, Yazoo City, Mississippi 39194-0388.

8.	Taking of Necessary Action. The Merging Corporation shall, at the Surviving Corporation’s request, take such action as may be necessary under the Delaware GCL, the MBCA, and the Agreement and Plan of Merger to effect the Merger in accordance with each of the foregoing as promptly as possible.
     IN WITNESS WHEREOF, the undersigned authorized representatives of the parties hereto have caused this Agreement and Plan of Merger to be executed as of the date first stated above.

MISSISSIPPI CHEMICAL CORPORATION		MCC INVESTMENTS, INC.

By:	/s/ Charles O. Dunn	By:	/s/ Timothy A. Dawson

	Charles O. Dunn		Timothy A. Dawson
	President and		Vice President and Treasurer
Chief Executive Officer

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309303
State of Mississippi
Office of the Secretary of State
Dick Molpus, Secretary of State
Jackson, Mississippi
MISSISSIPPI CORPORATION INFORMATION SYSTEM
Corporation Name
MCC SUB, INC.
Corp ID: 0607532
Filed: 05/23/1994 AT 8:00 A. M.

/s/ Dick Molpus
Dick Molpus Secretary of State

Filing Fee Receipt: $50.00

Secretary of State P.O. Box 136 Jackson, Ms 39205 (601) 359-1333

SOS-1 3/1/93

ARTICLES OF INCORPORATION
OF
MCC SUB, INC.
     The undersigned natural persons, having capacity to contract and each being of the age of twenty-one years or more and acting as incorporators of a corporation pursuant to Section 79-4-2.02 of the Mississippi Business Corporation Act, adopt the following Articles of Incorporation for such corporation:
     1. Name. The name of the Company is MCC SUB, INC. (the “Company”).
     2. Registered Agent. The name and address of the initial registered agent of the Company is Rosalyn B. Glascoe, Highway 49 East, P.O. Box 388, Yazoo City, Mississippi 39194-0388.
     3. Registered Office. The initial registered office of the Company is: Highway 49 East. P. O. Box 388, Yazoo City, Mississippi 39194-0388.
     4. Board of Directors.
          (a) Initial Board. The number of directors constituting the initial Board of Directors is twelve (12), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

John W. Anderson	Woods E. EastLand
P.O. Box 2227	P.O. Box 547
Decatur, Alabama 35609	Greenwood, Mississippi 38930

Coley L. Bailey	John Sharp Howie
691 Air Industrial Park Road	23 Hoodlawn Drive
Grenada, Mississippi 38901	Yazoo City, Mississippi 39194

Frank R. Burnside, Jr.	G. David Jobe
P.O. Box 535	615 Locust Street
Newellton, Louisiana 71357	Columbia, Missouri 65201

Robert P. Dixon	George Panich
P.O. Box 5489	138 Highland Hills Lane
North Little Rock, Arkansas 72119	Flora, Mississippi 39071

Charles O. Dunn	David M. Ratcliffe
P.O. Box 388	P.O. Box 4079
Yazoo City, Mississippi 39194	Gulfport, Mississippi 39502-4079

W. R. Dyeos	Wayne Thames
103 North 7th Street	Route 2, Box 194-A
Corsicana, Texas 75110	Evergreen, Alabama 36401
          (b) Number of Directors. The number of members of the Board of Directors of the Company following the initial Board shall be not less than nine (9) or more than fifteen (15), the exact number to be fixed and determined from time to time by resolution of a majority of the Board of Directors.
          (c) Classification of Board. At the first annual meeting of shareholders, the directors shall be divided into three classes, as nearly equal in number as may be, the term of office of those of the first class to expire at the first annual meeting of shareholders after their election, the term of office of those in the second class to expire at the second annual meeting of shareholders after their election,and the term of office of those of the third class to expire at the third annual meeting of shareholders after their election. At each annual election held after the initial classification and election, directors chosen to succeed those whose terms expire shall be elected for a term of office to expire at the third annual meeting of shareholders after their election.
          (d) Vacancies. Any vacancy arising from the earlier retirement of a director may be filled by vote of the remaining directors or the shareholders and the term of the new director shall be for the balance of the term of the retiring director’s class.
          (e) Increase in the size of the Board. A vote of at least two-thirds of the outstanding voting power of the Company is required to increase the maximum number of the members of the Board of Directors if the Board of Directors does not recommend an increase in the maximum number of members of the Board.
           (f) Removal of Directors. Shareholders may remove one or more director(s) only for “cause,” defined for purposes of this Article 4 as final conviction of a felony, unsound mind, adjudication of bankruptcy or conduct determined by a majority of the other directors to constitute conduct prejudicial to the interests of the Company. A director may be removed for cause only at a meeting called for the purpose of removing the director and the notice of the meeting must state that the purpose, or one of the purposes, of the meeting is the removal of the director.
          (g) Cumulative Voting. Shareholders shall have no right to cumulate their votes in the election of directors.
     5. Authorized Shares. The maximum number of shares which the company shall have the authority to issue is:
          (a) Common Stock. One hundred million (100,000,000) shares of Common Stock, $.01 par value per share, with each share entitled to one (1) vote per share. The shares of Common Stock shall be entitled to receive the remaining net assets of the Company upon dissolution after all distributions to holders of Capital Equity Credits and Allocated Surplus Accounts established by the Company on its books and after all distributions to holders of Preferred stock having a liquidation preference over the Common stock; and
          (b) Preferred Stock. Five hundred thousand (500,000) shares of Preferred Stock which shares shall be entitled to such preferences in the distribution of dividends and assets, and shall be divided into such series, as the Board of Directors of the Company shall determine, with full authority in the Board of Directors to determine, prior to issuance, from time to time, the relative preferences, limitations and relative rights of the shares of any series of Preferred Stock, with respect to par value, if any, dividends, redemption, payments on liquidation, sinking fund provisions, conversion privileges and voting rights. ¦
     6. Preemptive Rights Denied. No holder of any of the shares of any class of the Company shall be entitled to preemptive rights to subscribe for, purchase or otherwise acquire the Company’s securities.
     7. Period of Existence. The period of existence of the Company is perpetual.
     8. Purpose. The purpose of the Company is to engage in any lawful business permitted by Mississippi law.
     9. Liability and Indemnification.
          (a) The liability of the directors and officers of the Company for money damages for any action taken, or any failure to take any action, as a director or officer, is eliminated to the fullest extent permitted by the provisions of the Mississippi Business Corporation Act, as the same may be amended and supplemented (the “Act”); except that liability shall not be eliminated for: (i) the amount of a financial benefit received by a director or officer to which he or she is not entitled; (ii) an intentional infliction of harm on the Company or its shareholders; (iii) a violation of Section 79-4-8.33 of the Act; or (iv) an intentional violation of criminal law.
          (b) The Company shall, to the fullest extent permitted by the provisions of the Act, indemnify any director, officer, employee and agent against any and all of the expenses, liabilities, or other matters referred to in or covered by any provisions of the Act, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified directors, officers, employees and/or agents may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and the indemnification provided for herein shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.
     10. Shareholder Protection Act; Control Share Act. The provisions of the Mississippi Shareholder Protection Act, Sections 79-25-1 through 79-25-9, Mississippi Code 1972 Annotated, shall apply to this Company as if the Company were a “Corporation” as defined in that statute. The Company elects to be subject to the provisions of the Mississippi Control Share Act, Sections 79-27-1 through 79-27-11, Mississippi Code 1972

Annotated, and that statute shall apply to this Company as if the Company were an “issuing corporation” as defined in that statute.
     11. Amendments. Any amendments to Articles 4, 9, 10, 11, 12 or 13 of these Articles of Incorporation shall require the affirmative vote of at least two-thirds of the outstanding voting power of the Company (in addition to, and not in lieu of, any other vote required under the Act). All other Articles of these Articles of Incorporation may be amended by the majority vote of the outstanding voting power of the Company (in addition and not in lieu of, any other vote required under the Act).
     12. Special Meetings. The Board of Directors is authorized to adopt, and amend from time to time, a Bylaw that increases, over the percentage otherwise required by the Act, the percentage of the outstanding voting power that is necessary to call a special meeting of shareholders, and the percentage set forth in that Bylaw shall be deemed to be set forth herein.
     13. Approval of Major Transactions. Any merger, consolidation, share exchange, combination of shares, sale of substantially all of the Company’s assets other than in the regular course of business or adoption of a plan of dissolution of the Company (a “Major Transaction”) shall require the affirmative vote of at least two-thirds of the outstanding Common Stock as well as the affirmative vote of at least two-thirds of the outstanding voting power entitled to be cast on the transaction by each voting group entitled to vote separately thereon unless the Major Transaction has been approved and recommended to the shareholders by two-thirds of the directors then in office, in which case the Major Transaction shall require the affirmative vote of a majority of the outstanding voting power entitled to be cast on the Major Transaction by each voting group entitled to vote separately thereon.
     14. Capital Equity credits and Allocated Surplus Accounts. If approved by the Board of Directors, the Company may establish “Capital Equity Credits” and “Allocated Surplus Accounts” (“Special Accounts”). Special Accounts may be established only to represent capital allocations to shareholders of a portion of earnings on business done with such shareholders made by a predecessor corporation which is merged into the Company. Any Special Accounts, if established, shall have a preference upon liquidation over the Company’s Common and Preferred Stock.
Executed on May 23, 1994.

/s/ Charles O. Dunn
(Incorporator)
Charles O. Dunn Highway 49 East P.O. Box 388 Yazoo City, Mississippi 39194-0388

/s/ Robert E. Jones
(Incorporator)
Robert E. Jones Highway 49 East P.O. Box 388 Yazoo City, Mississippi 39194-0388

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